Exhibit 10.8

Amendment No. 3 to Loan and Security Agreement

This Amendment No. 3 to Loan and Security Agreement (this “Amendment”) is entered into as of April 11, 2025 (the “Amendment Effective Date”), by and between zSpace, Inc., a Delaware corporation, with an address at 2050 Gateway Place, Suite 100-302, San Jose, CA 95110 (“Borrower”), and Fiza Investments Limited, an entity organized under the laws of the Cayman Islands with a place of business at PO Box 215931, Emaar Square 4, 7th Floor, Downtown Dubai, United Arab Emirates (“Lender”).

WHEREAS, Borrower and Lender entered into a Loan and Security Agreement dated July 11, 2024, as amended on October 23, 2024 and November 7, 2024 (the “Loan Agreement”), pursuant to which Lender loaned Borrower the principal sum of US$4,300,000 (the “Loan”);

WHEREAS, Borrower may issue one or more senior secured convertible notes to [•] pursuant to that certain senior secured convertible note purchase agreement, of even date herewith, by and between Borrower and [•] (the “Senior Secured Convertible Notes”); and

WHEREAS, the parties desire to amend the Loan Agreement to provide for interest-only payments for a specified period.

NOW, THEREFORE, the parties agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2. Maturity Date. The “Maturity Date” section set forth on Schedule A is hereby amended and restated in its entirety to read as follows: The latter to occur of “December 31, 2027 or 12 months after the date in which there is no debt outstanding under that Senior Secured Convertible Note Purchase in favor of [•].”

3. Interest. The Interest section of Schedule A of the Loan Agreement is hereby deleted and replaced in its entirety with the following. “On and after the Effective Date and through to the Amendment Effective Date, each Loan shall accrue interest on the outstanding principal balance of such Loan at a per annum interest rate of 25% payable. After the Amendment Effective Date and through to the relevant Maturity Date, each Loan shall accrue interest on the outstanding principal balance of such Loan at a per annum interest rate of 20%. Interest shall be computed on a 360 day year for the actual number of days elapsed. Any amounts outstanding during the continuance of an Event of Default shall bear an additional interest at the rate of 3% per annum (the “Default Rate”).”

4. Amendment to Payment Terms: The following paragraph shall be added to the “Repayment and Interest” Section of Schedule A. “Repayment Schedule Amendment. For the period commencing on the Amendment Effective Date and ending on the Repayment Date (as defined below), Borrower shall make monthly payments of interest only. After the Repayment Date, the remaining balance of each loan (including the remaining principal and interest, as of the date hereof, set forth on Annex A to this Amendment and accumulated interest thereon) shall be amortized and repaid in equal installments over the following twelve (12) months. For purposes of this clause, “Repayment Date” shall mean the date in which Borrower’s obligations under any outstanding Senior Secured Convertible Notes have been fully satisfied.

5. Exhibit 1. Exhibit 1 of the Loan Agreement is hereby deleted in its entirety.

6. Event of Default. The following shall be added to the end of Section 6 of the Loan Agreement. “(xviii) the occurrence of an “Event of Default” (as defined in any Senior Secured Convertible Note) under any outstanding Senior Secured Convertible Note, provided that such Event of Default may not be excused by disclosure in writing to the Lender.”

7. Collateral. The following shall be added to the end of Section 3.2 of the Loan Agreement. It is hereby clarified that, immediately upon the repayment or completion of all obligations of the Senior Secured Convertible Note, the Borrower shall ensure that the security interest for the Collateral is perfected in favor of the Lender including but not limited to UCC-1 filing, all necessary assignment and relevant filings for all the Intellectual Property.

8. Entire Agreement. This Amendment shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Lender and its respective successors and assigns. This Amendment and all documents, instruments, and agreements executed in connection herewith incorporate all of the discussions and negotiations between Borrower and Lender, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Amendment, or any provision of any other document, instrument, or agreement between Borrower and Lender shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be Lender, then by a duly authorized officer thereof.

9. Illegality or Unenforceability. Any determination that any provision or application of this Amendment is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Amendment.

10. Consistent Changes; Conflicts. The Loan Documents are hereby amended wherever necessary to reflect the changes described above. To the extent any term or provision herein conflicts with any term or provision contained in any of the Loan Documents, the term or provision provided for herein shall control.

11. Continuing Validity. Except as expressly modified pursuant to this Amendment, the terms of the Loan Documents remain unchanged and in full force and effect. Nothing in this Amendment shall constitute a satisfaction of the Obligations. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this Section 6 apply not only to this Amendment, but also to all subsequent loan modification agreements.

12. No Waiver. This Amendment is not applicable to any Event of Default under any Loan Document arising after the Effective Date or as a result of the transactions contemplated hereby.

13. Reservation of Rights. Lender hereby reserves all rights and remedies under the Loan Documents, at law, in equity or otherwise.

14. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the heirs, successors, and permitted assigns of the parties.

15. Governing Law and Jurisdiction. This Amendment shall be construed and enforced in accordance with the terms of the laws of the State of New York without regard to its conflicts of laws principles. If any provision of this Amendment is not enforceable, the remaining provisions of the Amendment shall be enforced in accordance with their terms. Borrower, and Lender represent and warrant to each other that each is duly authorized to execute and deliver this Amendment on their respective behalves.

16. Counterparts. This Amendment may be executed in two or more counterparts each of which shall constitute an original and all of which shall, when taken together, constitute one and the same agreement, notwithstanding that all parties may not have signed all counterparts of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

ZSPACE, INC.

By:	/s/ Paul Kellenberger
Name: Paul Kellenberger
Title: Chairman and CEO

FIZA INVESTMENTS LIMITED

By:	/s/ Hamad Aljumairi
Name: Hamad Aljumairi
Title: Authorised Signatory

ANNEX A

PRINCIPAL AND ACCUMULATED INTEREST